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                                                                    EXHIBIT 4.1

                              CERTIFICATE OF TRUST
                                       OF
                            HAMILTON CAPITAL TRUST I

         THIS CERTIFICATE OF TRUST of Hamilton Capital Trust I (the "Trust"), dated as of December 2, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801, et. seq.).

         (i) Name. The name of the business trust being formed hereby is Hamilton Capital Trust I.

         (ii) Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

         (iii) Effective Date. This Certificate of Trust shall be effective as of its filing.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                   WILMINGTON TRUST COMPANY
                           not in its individual capacity but solely as trustee


                   By: /s/ James P. Lawler
                       --------------------------------------------------------
                       Name:    James P. Lawler
                       Title:   Vice President



                       /s/ John M.R. Jacobs
                       --------------------------------------------------------
                       John M.R. Jacobs
                           not in his individual capacity but solely as trustee


                       /s/ Marilyn Alvarado
                       --------------------------------------------------------
                       Marilyn Alvarado
                           not in her individual capacity but solely as trustee


                       /s/ Lynn Hernandez
                       --------------------------------------------------------
                       Lynn Hernandez
                           not in her individual capacity but solely as trustee